                                                                    EXHIBIT 10.8


                                 LEASE AGREEMENT

                                     Between

                 ANDREA TACCHINO COMPANY, a Nevada Corporation,
                                    LANDLORD

                                       And

                     MOTOR CARGO, INC., a Utah Corporation,
                                     TENANT

                            Effective January 1, 1989

                                TABLE OF CONTENTS

ARTICLE I
Premises, Use and Original Term of Lease.....................................1

ARTICLE II
Rent     ....................................................................2

ARTICLE III
Net Lease, Impositions and Adjustments.......................................6

ARTICLE IV
Option To Renew..............................................................9

ARTICLE V
Construction of Additional Improvements.....................................11

ARTICLE VI
Condition and Maintenance of Premises.......................................13

ARTICLE VII
Alterations and New Construction............................................17

ARTICLE VIII
Insurance...................................................................18

ARTICLE IX
Indemnification of Landlord.................................................22

ARTICLE X
Damage or Destruction of Premises...........................................23

ARTICLE XI
Condemnation................................................................24

ARTICLE XII
Assignment, Subleases, Transfers or Encumbrances............................26

ARTICLE XIII
Subordination and Financing.................................................30

ARTICLE XIV
Certificates................................................................33

ARTICLE XV
Discharge of Liens..........................................................34


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
ARTICLE XVI
Reservation of Space for Outdoor Advertising................................35

ARTICLE XVII
Bankruptcy..................................................................36

ARTICLE XVIII
Default ....................................................................37

ARTICLE XIX
Right of Access.............................................................43

ARTICLE XX
End of Term.................................................................44

ARTICLE XXI
Miscellaneous...............................................................45



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
                                      LEASE

         THIS LEASE, made and entered into effective the first day of January, 1989, by and between ANDREA TACCHINO COMPANY, a Nevada corporation ("Landlord"), and MOTOR CARGO, INC., a Utah corporation ("Tenant").

                                    ARTICLE I

                    Premises, Use and Original Term of Lease

         Section 1.1 The Landlord hereby demises and leases to the Tenant, and the Tenant hereby hires and leases from the Landlord, for the term and upon the conditions and provisions hereinafter set forth, in an as is condition all that certain real property together with the existing improvements thereon (the "Premises") situated in the City of Reno, County of Washoe, State of Nevada, more particularly described on Exhibit "A" attached hereto and made a part hereof.

         Section 1.2 The Premises shall be used by Tenant for the purpose of conducting a trucking terminal, uses related thereto, and for no other purpose.

         Section 1.3 The original term of this Lease shall commence at 12:01 a.m. on the first day of January, 1989 ( the "Commencement Date") and shall end at 11:59 p.m. on December 31, 1996.

                                   ARTICLE II

                                      Rent

         Section 2.1 The Tenant shall pay to the Landlord as rent for the Premises during the original term of this Lease without any prior demand there for, or any deduction, recoupment, set off or counterclaim whatsoever (a) an annual basic rent as provided in Section 2.2, plus (b) all property and excise taxes and other impositions in accordance with Article III.

         Section 2.2 Subject to the provisions of Section 2.3, the annual basic rent for each year from the Commencement Date through December 31, 1996, shall be $87,518.00.

         Section 2.3 The annual basic rent shall be increased, but not decreased, at the beginning of the third, fifth and seventh Lease Years based on the Consumer Price Index. The index to be used shall be the Consumer Price Index for All Urban Wage Earners and Clerical Workers for the City of San Francisco, California, All Items, published by the Bureau of Labor Statistics of the United States Department of Labor using the period 1982-1984 = 100 as the base period (the "Consumer Price Index"). The increase shall be computed by dividing the annual basic rent for the 12 month period ending December 31, 1989, by the index number for the month of October, 1988, which is 121.3 and then multiplying the quotient so obtained by the index number for the month of October preceding the initial month of the Lease Year for which the increase is being calculated.



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

         Section 2.4 In the event that Bureau of Labor Statistics shall change the cycle for publication of the Consumer Price Index so that no index number is published for the month of October, then the index number for the nearest month before the month of October shall be substituted as the multiplier of the quotient determined in accordance with Section 2.3 above. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the 1982-1984 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication shall be used to calculate the rental increases required by this Article.

         Section 2.5 For the purposes of this Lease, the term "Lease Year" means the period beginning on the Commencement Date


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

and ending on December 31, 1989, and each 12-month period thereafter.

         Section 2.6 If this Lease or any rent due under it commences on a date which is not the beginning of a month or terminates on a date which is not the end of a month, the rent for that month will be prorated based upon the number of days in the month before and after the commencement date or termination date as the case may be.

         Section 2.7 The annual basic rent shall be paid in equal monthly installments in advance on or before the first day of each and every calendar month.

         Section 2.8 Each payment of rent will be made to the Landlord by the Tenant, in good funds, at such place in the United States of America as may be designated in writing by the Landlord to the order of the Landlord or such other person as the Landlord may from time to time specify in writing. Until further notice by the Landlord, the Tenant shall pay all rent to the Landlord c/o Paul
S. Ferrari, 1255 Manor Drive, Reno, Nevada 89509. No payment to or receipt by Landlord of a lesser amount than the then amount required to be paid under this Lease, shall be deemed to be other than on account of the earliest amount of such obligation then due hereunder, notwithstanding any notation, legend or instructions of Tenant to the contrary, which notation, legend or instructions shall be null and void. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable under this Lease shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant under this Lease or to pursue any other remedy available in this Lease or under law, against Tenant.

         Section 2.9 In the event any sums required to be paid by Tenant hereunder are not received by Landlord on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Tenant shall pay, as additional rent, a service charge equal to ten percent (10%) of the amount required to be paid. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such service charges pursuant to this Section 2.9, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due as herein stipulated, and neither the demand for, nor collection by, Landlord of such late payment service charges shall be construed as a cure of such default on the part of Tenant. It is agreed that the said service charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is either stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the general usury law of Nevada then in effect, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease. It is further agreed that a late payment by Tenant to Landlord of any sum required to be paid hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges.

                                   ARTICLE III

                     Net Lease, Impositions and Adjustments

         Section 3.1 This Lease is intended to be a net lease under which, during the term of this Lease, the rents will be absolutely net to the Landlord and the Tenant will pay as additional rent all costs, expenses, obligations and impositions of every kind relating directly or indirectly in any way, foreseen or unforeseen, to the Premises. As used herein "Impositions" means without limitation all taxes, assessments, water, storm, and sanitary sewer rents, license and permit fees, and other governmental levies, charges and impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature whatsoever imposed, assessed or levied, or which may become a lien upon the Premises, at any time during the term of this Lease upon or against the Premises or any portion of the Premises, this Lease itself, the rent payable under this Lease or on the Landlord solely by reason of its ownership of the Premises or the Tenant's use of the Premises, but not including any income, corporate franchise, unincorporated business, estate, inheritance or similar taxes which may be imposed against the Landlord or any successor interest. The Tenant will also pay all utility charges, storm water runoff treatment system fees, and other costs related to the Premises during the term of this Lease. The Tenant will pay all Impositions or installments of Impositions before any fine, penalty, interest or cost may be added to them, except that the Tenant may pay any Imposition in installments if permitted by law to do so, even if interest accrues on the unpaid balance of the Imposition. The Tenant will, at the Landlord's request, provide the Landlord with evidence of payment of any or all Impositions.

         Section 3.2 If the holder of any mortgage loan incurred by the Landlord (a "Permitted Fee Mortgage") requires the Landlord to deposit with the holder of the Permitted Fee Mortgage (a "Permitted Fee Mortgagee") monthly or less frequently sums equal to pro-rata portions of Impositions for the then current year, the Tenant will at the request of the Landlord pay to the Permitted Fee Mortgagee the sums the Landlord is required to pay to the Permitted Fee Mortgagee as estimated Impositions. To the extent the Tenant pays estimated Impositions to a Permitted Fee


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

Mortgagee, the Tenant will be relieved of the obligation to pay the Impositions.

         Section 3.3 The Landlord and the Tenant will adjust between them the payment of all Impositions as of the beginning and end of the term or this Lease, and of all refunds or rebates of Impositions allocable to periods prior to commencement, and after termination, of the term of this Lease, so that the Tenant will bear the cost of all portions of Impositions allocable to the term of this Lease and the Landlord will bear the cost of all Impositions allocable to periods before and after the term of this Lease. Allocations will be made in accordance with generally accepted accounting principles. For purposes of this Section, a deposit by the Landlord or the Tenant of funds with a Permitted Fee Mortgagee with regard to an Imposition will be deemed to be or to have been, payment of the Imposition to the extent of the deposit at the time the deposit is made. At any time after the commencement of the term of this Lease, the Landlord may bill the Tenant, and at any time after termination of the term of this Lease, the Tenant may bill the Landlord, for the estimated portion of the Impositions paid by the Landlord or the Tenant, as the case may be, allocable to the other party and the other party will pay the sum shown on the bill within 30 days after the bill is received. Estimates will be based on the prior year's Impositions. Any additional payments or refunds due after

Impositions are finally determined will be made promptly upon request.

         Section 3.4 The Tenant may, at its own cost, contest the amount or validity of any Imposition. The Tenant may not postpone payment of an Imposition while the Tenant is contesting it.

         Section 3.5 The Tenant may at its own cost seek a reduction in the assessed valuation of the Premises for tax purposes and prosecute any action or proceeding for that purpose in the name of the Tenant, the Landlord, or both. The Tenant will be entitled to retain any tax refund resulting from a reduction in assessed valuation, except to the extent the Tenant is required by Section
3.3. to pay a portion of the refund to the Landlord.

         Section 3.6 The Landlord will cooperate with the Tenant in connection with any proceedings of the type described in Sections 3.4 and 3.5, and will execute all documents, and do all other things reasonably requested of it by the Tenant in connection with those proceedings.

                                   ARTICLE IV

                                 Option To Renew

         Section 4.1 If Tenant is not in default, Tenant will have the option to renew this Lease at its expiration for an additional 5 year period and, if Tenant exercises that option, and is not in default, Tenant will have the further option to renew this Lease for a second additional 5 year period and, if Tenant exercises that option, and is not in default, Tenant will have a further option to renew this Lease for a third additional 5 year period. Each option to renew will be exerciseable by a notice from the Tenant to the Landlord given at least 180 days prior to the expiration of the original term of this Lease, or as to the second renewal option, 180 days prior to the expiration of the first renewal option, or as to the third renewal option, 180 days prior to the expiration of the second renewal option.

         Section 4.2 During each renewal period the annual basic rent provided for in Section 2.1(a) will be increased as provided in Section 4.3 and the Tenant will perform all the Tenant's other duties and obligations under this Lease.

         Section 4.3 The annual basic rent payable will be increased, but not decreased, at the beginning of the first, third and fifth Lease Years of each of the first, and third renewal options and at the beginning of the second and fourth Lease Years of the second renewal option based on the Consumer Price Index for all Urban Wage Earners and Clerical Workers, All Items, for the City of San Francisco, California, published by the Bureau of Labor Statistics of the United States Department of Labor using the period 1982-1984 = 100 as the base period. The increase in annual basic rent for the Premises shall be computed by dividing the annual basic rent payable for the 12-month period ending December 31, 1989, by the index number for October, 1988, which is 121.3 and then multiplying that quotient by the index number for the month of October preceding the initial month of the first, third, and fifth Lease Years of the first and third renewal options and the second and fourth Lease Years of the second renewal option. The provisions of Section 2.4 shall apply with respect to any changes in the Consumer Price Index.

                                    ARTICLE V

                     Construction of Additional Improvements

         Section 5.1 Landlord and Tenant agree to remodel the office located on the Premises in accordance with the plans attached hereto as Exhibit "B".

         With Tenant's cooperation, Landlord shall prepare and submit all plans and specifications necessary to construct the improvements referred to in this Section. Landlord and Tenant shall acknowledge their approval of the plans and specifications in writing. Landlord shall be responsible for arranging for all contractors, subcontractors, architects, engineers, governmental inspectors, and other persons and entities as may be necessary for the completion of construction of the improvements. Tenant shall cooperate with Landlord in any manner as may be reasonably necessary to enable Landlord to carry out its responsibilities and duties pursuant to this Section.

         Section 5.2 The Landlord shall pay one-half (1/2) of the Cost of Completion of the improvements referred to in Section 5.1




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

and Tenant shall reimburse Landlord for the other one-half (1/2) of the Cost of Completion of said improvements.

         Section 5.3 The Tenant shall, at its sole cost and expense, complete all interior finishes, including, without limitation, floor and wall coverings, for the improvements referred to in Section 5.1.

         Section 5.4 As used in Section 5.2 the "Cost of Completion" shall consist of all of the costs incurred by Landlord directly or indirectly to construct the improvements such that the completed construction will conform substantially with the plans or any change orders made. These costs shall include, but not be limited to, (a) the cost of preparing plans and specifications, (b) the amounts paid pursuant to all construction contracts, including, but not limited to, asbestos removal contracts, amounts paid pursuant to subcontracts, change orders, amounts paid to discharge or for the defense of mechanics' liens, wages, penalties, late charges, architects' fees, engineers' fees, governmental inspection fees, utility costs, utility connection fees, and escrow and title insurance fees, (b) all financing costs incurred by Landlord in obtaining financing to complete construction in conformance with the plans, including, but not limited to, loan commitment fees, points, interest, finance charges, appraisal fees and inspection fees, (c) attorneys' costs and fees and any related litigation expenses (including expert witness costs and fees) incurred by Landlord directly or indirectly, for the purpose of insuring that construction of the improvements is completed without interruption and substantially in accordance with the plans, and (d) any other cost. incurred directly or indirectly by the Landlord that would normally be incurred in the construction comparable improvements in the Reno, Nevada area.

         Section 5.5 If the Cost of Completion for the improvements referred to in Section 5.1 exceeds $43,000.00, the annual basic rent provided in Section 2.1(a) shall be increased by an amount necessary to fully amortize the excess at twelve percent (12%) interest over a period of eight (8) years. Thereafter, the annual basic rent for said improvements shall increase, but not decrease, as provided in Section 2.3 during the original term of this Lease and as provided in Section 4.3 during any renewal term hereof. In addition, Tenant shall pay all Impositions resulting directly or indirectly from said improvements in accordance with the provisions of Article III.

                                   ARTICLE VI

                      Condition and Maintenance of Premises

         Section 6.1 During the entire term of this Lease, Landlord, upon written notice from Tenant of the necessity therefor, shall correct any structural defects in the roof and exterior walls of any building on the Premises, unless the requirements for maintenance or repair of such items results from the act or neglect of Tenant, its agents, employees, contractors or customers.

         Section 6.2 Landlord and Tenant will share equally in the cost of corrective measures, maintenance and new improvements incurred in complying with all applicable federal, state and local laws and regulations regarding underground fuel tanks. Tenant shall be responsible for all monitoring, reporting and recordkeeping required by all applicable federal, state and local laws and regulations regarding underground fuel tanks. All such reports and records shall be available for inspection and copying by Landlord or its duly authorized agents at all reasonable times and places. Tenant shall immediately notify Landlord of all defects in or deterioration of any underground fuel tanks and associated piping on the Premises. Tenant shall be responsible for any and all costs incurred as a result spills and overfills of underground fuel tanks on the Premises.

         Section 6.3 (a) Except for the repairs and maintenance that Landlord is specifically obligated to make or perform pursuant to Section 6.1 above, and except as provided in Section 6.2 above, throughout the entire term of this Lease, Tenant, at its expense, shall promptly make all repairs and replacements and perform maintenance in and to the entire Premises and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the entire Premises in good order, condition and repair, in safe, dry and tenantable condition, and in a condition which is equal in manner, quality and class to the original work and installations. Tenant shall at all times during the term of this Lease maintain the entire Premises in a manner which complies in all material respects with all laws and regulations of all governmental authorities having jurisdiction over the Premises. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) that portion of any pipes, lines, ducts, wires or conduits contained within and serving the Premises; (ii) the glass windows, storefront, plate glass doors, and all fixtures or appurtenances composed of glass, that are contained in or about the Premises; (iii) Tenant's sign; (iv) the floors and floor coverings, doors, windows, walls, partitions and ceilings in the Premises; (v) heating, ventilating, air conditioning, electrical and plumbing equipment and fixtures installed in or about the Premises; and (vi) asphalt paving on the Premises. Notwithstanding any contrary provision of this
Article VI, Tenant, at its expense, shall make any and all repairs to the Premises as may be necessitated by any break-in, forcible entry or other trespass into or upon the Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours.

         (b) Tenant shall keep and maintain the entire Premises in a clean, sanitary and safe condition in accordance with applicable law and in accordance with all directions, rules and regulations of the health officer, building inspector, the National Fire Protection Association and any other officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Premises or Tenant's use thereof.

         (c) Landlord or its agents may come into and upon the Premises at any reasonable time for purposes of examining and inspecting the Premises and for any other purpose reasonably related to Landlord's interest in the Premises. If the Tenant refuses or neglects to properly maintain the Premises, or to commence or complete repairs promptly and adequately, Landlord may, but shall not be required to, make and complete said repairs or maintenance and Tenant shall pay the cost therefor, plus a charge of fifteen percent (15%) of such cost to Landlord upon demand, as additional rent.

         Section 6.4 The Tenant has been in possession of the Premises for several years and will continue in possession of the Premises in the condition in which it is at the date of commencement of the term of this Lease.

                                   ARTICLE VII

                        Alterations and New Construction

         Section 7.1 The Tenant may not make alterations to buildings or improvements on the Premises, demolish buildings or improvements on the Premises, or construct new buildings or other improvements on the Premises without the prior written consent of the Landlord. When seeking the Landlord's consent under this Section, Tenant shall submit detailed plans to the Landlord.

         Section 7.2 (a) The Tenant will complete all permitted construction on the Premises undertaken by it; (b) all alterations and new construction on the Premises will be complete in a good and workmanlike manner, in accordance with all applicable laws, ordinances and regulations; (c) the Tenant will first obtain all required licenses and permits relating to alterations or new construction on the Premises; and (d) the Tenant will not undertake any alterations to, or demolish any portion of, the buildings or improvements on the Premises unless (i) such portion thereof is replaced, and (ii) the alteration or replacement does not impair the structural soundness of the buildings or materially lessen their market value.

         Section 7.3 The Tenant will pay all costs of alterations, construction and demolition permitted under this Article during the term of this Lease. All payments will be made in time to prevent the imposition of any workman's or material-man's lien upon the Premises or, if a workman's or materialman's lien is imposed upon the Premises because of a claim which the Tenant is contesting, the Tenant will obtain a bond sufficient to cause the discharge of the lien. At least 3 days immediately following the execution of this Lease, Tenant will record a Notice of Nonresponsibility on behalf of Landlord with the County Recorder of Washoe County, Nevada.

                                  ARTICLE VIII

                                    Insurance

         Section 8.1 At all times during the term of this Lease, the Tenant will, at its own cost and expense:

              (a) Keep all buildings and other improvements on the Premises insured against loss or damage by fire, with all standard extended coverage, in an amount or amounts at least sufficient to (i) insure that if any buildings or improvements are substantially destroyed the proceeds of the insurance will be sufficient to pay for removal of all remnants of the destroyed buildings or improvements, (ii) provide are least 100% of the replacement cost of the buildings and improvements included in the Premises, and (iii) comply with the requirements of any mortgage to which this Lease is subordinate, and

              (b) Keep in force general public liability insurance naming the Landlord and the Tenant as insureds in the amount of $1,000,000.00, or such greater amount as is customary for a property in Washoe County, Nevada, used for the purposes for which the Tenant uses the Premises.

         Section 8.2 If the estimated cost of any permitted alteration or new construction will be more than $10,000.00 during the period of construction, the Tenant will maintain, at its own cost and expense, or cause contractors to maintain at their cost and expense,

              (a) Completed value builders risk insurance for such alterations and new construction on the Premises, including building materials on the Premises, with all standard extended coverage, in an amount not less than the Tenant's estimate of the cost of the construction; and

              (b) Workmen's compensation insurance covering the contractor's and owner's full liability.

         Section 8.3 All insurance required by this Article will insure the Landlord and the Tenant as their respective interests may appear and in the case of insurance against damage to the Premises, will, if requested by the Landlord, also insure the interest of the holder of any mortgage on the Premises and provide that proceeds, if any, will be payable to the Landlord, the Tenant, and/or the Mortgagee, as their respective interests may appear.

         Section 8.4 All insurance will be with companies rated at least AA in Best's Key Rating Index and authorized to do business in the State of Nevada. To the extent obtainable each policy under which insurance coverage is obtained in order to comply with this Section will provide that it may not be canceled



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

without thirty days' prior written notice to the Landlord. If such a provision cannot be obtained, the Tenant will, at the request of the Landlord, provide the Landlord with proof of each premium payment made with regard to each policy when the payment is made.

         Section 8.5 If there is a loss, the Landlord and the Tenant will cooperate in efforts to recover any insurance proceeds which may become due.

         Section 8.6 Within 30 days after the Commencement Date and thereafter at least ten (10) days prior to the expiration date of any expiring policy of insurance maintained to meet the requirements of this Lease, the Tenant will furnish the Landlord a certificate or memorandum of each policy of insurance maintained to comply with this Article.


         Section 8.7 The Landlord and the Tenant each waives as to the other and its agents and employees all claims and rights of recovery for any damage to the Premises (whether or not the damage was the fault of the Landlord or the Tenant or its agents and employees) to the extent, but only to the extent, of any proceeds recoverable under policies of insurance required to be maintained under this Lease (including proceeds of coverage in excess of the minimum amounts required by this Lease). The tenant and the Landlord each waives as to its insurers, and will use its best efforts to cause each policy of insurance maintained by it which relates to the Premises to include a waiver of any rights or claims against the other by reason of subrogation, assignment of claim or otherwise.

         Section 8.8 If any type of insurance Tenant is required to maintain ceases to be generally available for properties similar to the Premises, Tenant will not be required to maintain that type of insurance but will maintain the most nearly comparable insurance which is generally available for properties similar to the Premises.

         Section 8.9 Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

         Section 8.10 In the event that Tenant shall fail promptly to furnish any insurance coverage hereunder required to be procured by Tenant, Landlord at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord together with an amount equal to fifteen percent (15%) of such premium shall be immediately due and payable by Tenant to Landlord as additional rent.

         Section 8.11 All insurance policies herein required to be procured by Tenant shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry.

                                   ARTICLE IX

                           Indemnification of Landlord

         Section 9.1 The Tenant will indemnify the Landlord against, and hold the Landlord harmless from, (i) any and all claims arising from the use or management of the Premises or from any work or other things done (other than by the Landlord) on the Premises during the term of this Lease, including, but not limited to, all Impositions and utility charges relating to the term of this Lease, (ii) any and all claims for loss or damage arising during the term of this Lease from the condition of any building included in the Premises or any street, curb or sidewalk adjoining the land included in the Premises, or any vaults, tunnels, passageways or space in or appurtenant to the Premises, or arising from a failure by the Tenant to fulfill any of its obligations under this Lease, or arising from any other cause except the willful act of its agents, contractors, servants or employees, and (iii) all liabilities, costs and expenses, including reasonable attorneys' fees, incurred in connection with any such claim or any action or proceeding brought with regard to any such claim. If any action or proceeding is brought against the Landlord by reason of any such claim, the Landlord will promptly notify the Tenant of the commencement of the action or proceeding and will offer the Tenant the opportunity to assume the defense of the action or proceeding.

                                    ARTICLE X

                        Damage or Destruction of Premises

                  Section 10.1 Except as otherwise provided no damage or destruction of any portion of the Premises by fire or any other cause will cause an abatement of rent or in any other way affect the obligations of the Tenant under this Lease. If the terminal which is part of the Premises is wholly or partially destroyed by fire or other casualty, the Tenant shall continue to utilize the terminal for the operation of its business to the extent that is practicable to do so from the standpoint of good business practice. All rent shall abate from the time any such damage or destruction occurs until the terminal is restored, unless the Tenant continues or resumes doing business thereon, in which event the rent provided for in Section 2.1(a) shall be equitably abated in the proportion that the area of the unused part of the terminal bears to the whole area of the terminal. Nothing in this Section shall be construed to abate or diminish the payment, and duty to make Payment, by Tenant of rent required by Section 2.1(b) and of its other monetary and nonmonetary obligations contained in this Lease. The Tenant will at its own expense make any repairs necessary to restore the Premises to at least as good condition as it was in immediately prior to the damage or destruction, whether or not the cost of those repairs is reimbursed by insurance. The general contractor to be employed by Tenant to make such repairs must be first approved by Landlord in writing. The net proceeds of insurance resulting from any damage or destruction (after collection of expenses, if any) will be paid to the Tenant, which will apply the proceeds to reimburse itself for the cost of repairs, and will retain any excess.

                                   ARTICLE XI

                                  Condemnation

                  Section 11.1 If at any time during the term of this Lease any portion of the Premises is taken by any authority by the exercise of any right of eminent domain or in any condemnation proceeding, or by agreement between the Landlord and those authorized to exercise such right, the Landlord will give the Tenant prompt notice of the occurrence, describing the nature and extent of the taking or the nature of the proceedings and negotiations and the nature and extent of the taking which might result from them as the case may be. Subject to the prior rights, if any, of Permitted Mortgagees, the Landlord will receive all awards and other compensation for the taking, except that if the laws of the State of Nevada permit compensation for termination of business of a tenant which is in addition to, and will not reduce, the awards and other compensation to the Landlord, the Landlord will cooperate in attempting to have the compensation include an award for termination of the business being conducted on the Premises, and the Tenant will be entitled to receive that portion of the compensation for the taking.

         Section 11.2 If a portion, but not all, of the Premises is taken or condemned, the Landlord will promptly make such repairs as are necessary to make each building which is part of the Premises a whole architectural unit whether or not the cost exceeds the net proceeds of the condemnation award. Any excess will be retained by the Landlord. If the Landlord does not fulfill its obligation to repair, the Tenant may make such repairs as are necessary to make each building which is a part of the Premises a whole architectural unit and may recover its costs from the rent.

         If a taking reduces the area of the terminal building by more than 35%, or the area of the parking lot on the Premises by more than 35%, the taking may, at the election of the Tenant, exercised by a notice in writing to the Landlord given within 60 days after legal title to the portion of the Premises passes to the governmental authority, be considered a taking of the entire Premises to which Section 11.3 will apply. There shall be no abatement of rent for any taking which is not considered a taking of the entire Premises.

         Section 11.3 If the entire Premises is taken or condemned, this Lease will terminate as of the date the governmental authority takes possession of the Premises, with the same force and effect as though that were the date specified in Article I and Article IV.

         Section 11.4 If a governmental authority takes only the right to possession and retains possession of the Premises for a period of six months or less, this Lease will continue in full force and effect without any abatement of rent, and the amounts payable by the governmental authority will be paid to the Tenant and the governmental authority will be considered a sub-tenant of the Tenant. If a governmental authority takes only the right to possession of the Premises, but retains possession for more than six months, the Tenant will have the option, exercisable by a notice to the Landlord given within seven months after the governmental authority takes possession of the Premises to treat the governmental action to be a taking of the entire Premises to which Section 11.3 will apply. If the Tenant does not exercise that option, the governmental action will be treated in the same manner as a taking only of possession for six months or less.

                                   ARTICLE XII

                Assignment, Subleases, Transfers or Encumbrances

         Section 12.1 Neither this Lease nor any interest therein, whether legal or equitable, shall be assigned, alienated, pledged or hypothecated, in whole or in part, voluntarily or by operation of law, nor shall the Premises be sublet, in whole or in part, without the written consent of Landlord having been previously had and obtained. A consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall be an Event of Default. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord.

         Section 12.2 Landlord may withhold the consent required under Section
12.1 for any of the following reasons, which list is not exclusive, and such withholding of consent shall be deemed to be reasonable:

              (a) A conflict or incompatibility with other uses in the Andrea Tacchino Company Industrial Subdivision; or

              (b) Financial inadequacy or business history or experience of the proposed sublessee or assignee; or

              (c) A proposed use or user whose impact on the other tenants in the Andrea Tacchino Company Industrial Subdivision would be disadvantageous.

         Section 12.3 Notwithstanding the foregoing, the following conditions shall apply to any proposed assignment or sublease hereunder:

              (a) Each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such assignment or sublease;

              (b) If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within this Article XII requiring the written consent of Landlord;

              (c) No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder and the acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting;

              (d) No permitted assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or sublet unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duly executed duplicate original of such assignment or sublease in form satisfactory to Landlord which provides (i) the assignee or sublessee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, and (ii) that such assignee or sublessee will, at Landlord's election, attorn directly to Landlord in the event Tenant's lease is terminated for any reason, and (iii) such assignment or sublease contains such other assurances as Landlord reasonably deems necessary;

              (e) Any monthly rent or other payment or consideration accruing to Tenant as the result of any such assignment, transfer or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the rent then payable by Tenant under this Lease shall be paid by Tenant to Landlord as additional rent. Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatsoever nature; and

              (f) Any costs and expenses, including attorneys' fees (which shall include the cost of any time expended by Landlord's attorneys including in-house counsel) incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease shall be borne by Tenant and shall be payable to Landlord as additional rent. It is understood and agreed that the restrictions set forth in this Article are of primary importance in enabling Landlord to control the mix of tenants in the Andrea Tacchino Company Industrial Subdivision.

              Section 12.4 If this Lease is transferred or assigned, in violation of this Article XII, or if the Premises or any part thereof be sublet or occupied by any person or entity other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law, or otherwise, then Landlord, whether before or after default by Tenant, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the transferee, assignee, subtenant, or occupant as the tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant set forth in this Lease.

         Section 12.5 In the event of any transfer of Landlord's interest in the Premises, including a sale or lease, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or lease shall be delivered to Tenant as required by law.

                                  ARTICLE XIII

                           Subordination and Financing

                  Section 13.1 Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any mortgage or deeds of trust that are now, or may hereafter be, placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event or such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required to carry out the intent of this Section.

         Section 13.2 If, and so long as, any mortgage (including, for purposes of this Section, any deed of trust) is in effect, then at the option of the mortgagee (including, for purposes of this Section, any trustee):

              (a) This Lease and Tenant's tenancy hereunder will continue in full force and effect notwithstanding (i) the occurrence of an event of default under such mortgage, (ii) any failure by Landlord to comply with any provision of this Lease;

(iii) any defense, counterclaim or set-off to which Tenant might be entitled against Landlord under this Lease; (iv) any delay or omission by the mortgagee in exercising, or any waiver by the mortgagee of, any right or remedy under the mortgage or the note which it secures ("Note"); (v) any amendment of, or supplement to the Note or the mortgage which does not affect any rights of Tenant under this Lease; or (vi) any bankruptcy, receivership, insolvency, reorganization composition, dissolution, liquidation, or similar proceeding with respect to Landlord;

              (b) If any such mortgagee shall enter into and become possessed of the Premises or any part thereof through summary or other proceedings, Tenant shall be obligated to pay to such mortgagee the rent payable hereunder as the same becomes payable and otherwise to comply with the provisions hereof on the part of Tenant to be complied with; and

              (c) If any such mortgagee or any purchaser at any public or private foreclosure sale resulting from any default under any such mortgage, shall enter into and become possessed of the Premises or any part thereof through summary or other proceedings, Tenant, without charge therefor, will attorn to such mortgagee or purchaser as the case may be, and recognize such mortgagee or purchaser as its Landlord under this Lease, in accordance with all of the provisions hereof, and will promptly execute upon request of such mortgagee or purchaser an agreement of attornment, in recordable form.

         Section 13.3 In the event a Permitted Mortgagee requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not increase the rent to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, then Landlord shall have the right to cancel this Lease, upon written notice to Tenant, whereupon this Lease shall be immediately cancelled and terminated, any money or security theretofore deposited by Tenant with Landlord shall be returned to Tenant, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

                                   ARTICLE XIV

                                  Certificates

         Section 14.1 At any time and from time to time on not less than 10 days' prior notice by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and describing the modifications) and stating (a) whether there are any offsets or defenses on the part of the Tenant, (b) the dates to which the rent, Impositions and other charges have been paid in advance, if any, and (c) whether to the best knowledge of the signer of the certificate the Tenant or the Landlord is in default in performance of any obligations under this Lease, and, if so, specifying each such default.

         Section 14.2 At any time and from time to time on not less than ten
(10) days' prior notice by the Tenant, the Landlord will execute, acknowledge and deliver to the Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and describing the modifications) and stating (a) the dates to which the rent, Impositions and other charges have been paid in advance, if any, and (b) whether or not to the best knowledge of the signer of the certificate the Tenant or the Landlord is in default in performance of any obligations under this Lease, and, if so, specifying each such default.

                                   ARTICLE XV

                               Discharge of Liens

         Section 15.1 Tenant will not create or permit to exist any lien or other encumbrance on the Premises resulting from any acts or omissions by the Tenant. If as a result of the failure of the Tenant to pay any Imposition which the Tenant is required by this Lease to pay, to make any payment to a contractor or subcontractor which the Tenant is required by this Lease to make, or to make any other payment, a lien is placed upon the Premises, the Landlord may, but will not be required to pay such sum as is required to obtain discharge of the lien, or obtain the discharge of the lien by deposit or bonding. If the Landlord does that, the Tenant will pay the Landlord, promptly on demand as additional rent under this Lease, the entire sum spent by the Landlord plus the Landlord's reasonable expenses including reasonable attorneys' fees, in connection with obtaining discharge of the lien.

                                   ARTICLE XVI

                  Reservation of Space for Outdoor Advertising

         Section 16.1 There is hereby reserved from the Premises ground and air space for the purposes of erecting and maintaining advertising displays (painted, reflectorized, printed, illuminated or otherwise) including necessary structures, power poles and connections. This reservation shall not be utilized in a manner which allows for the erection of an advertising display in a manner which interferes with Tenant's reasonable use of the property.

         Tenant agrees not to erect or permit any other party to erect any advertising displays or other advertising matter on any property within a radius of 600 feet of any such outdoor advertising display, except those advertising Tenant's business, nor to permit any other obstruction to partially or completely obscure the normal highway view of said display. Tenant agrees to allow Landlord, its agents or the agents or employees of any person, firm or entity having an outdoor advertising display on the Premises hereby reserved, access to the property for the purpose of erecting, maintaining, changing or removing any such display at any reasonable time.

         This reservation shall be effective for the entire term of the Lease, without reduction in the rental specified herein. Landlord shall be entitled to all of the rents and profits from said advertising displays.

         It is agreed that any outdoor advertising display presently on the Premises is included in this reservation and that said display does not interfere with Tenant's use of the Premises.

                                  ARTICLE XVII

                                   Bankruptcy

         Section 17.1 If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for, or enters into, an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

              (a) In all cases any debtor in possession or trustee in bankruptcy shall either expressly assume or reject this Lease within the time provided in 11 U.S.C. Section365(d).

              (b) In the event of an assumption of the Lease by a debtor or by a trustee, such debtor or trustee shall immediately after such assumption (i) cure any default or provide adequate assurances that defaults will be promptly cured; and (ii) compensate Landlord for actual pecuniary loss; and (iii) provide adequate assurance of future performance.

              (c) Where a default exists in the Lease, the trustee or debtor assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms a' the Lease for such services and supplies provided before the assumption of such Lease.

              (d) Subject to the provisions of Articles XII, the debtor and trustee may only assign this Lease if: (i) it is assumed; and (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease.

              (e) Landlord specifically reserves any and all remedies available to Landlord in this Lease or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

                                  ARTICLE XVIII

                                     Default

                  Section 18.1 Subject to the provisions of any applicable law in effect at the time, each of the following events will be an Event of Default under this Lease:

              (a) The Tenant fails to pay any rent required by Sections 2.1(a) or (b) or any other charges required to be paid by Tenant when the same shall be due and payable under this Lease;

              (b) The Tenant fails to perform or comply with any of the other terms, covenants, agreements or conditions contained in this Lease and the failure continues for more than thirty (30) days after the Landlord notifies the Tenant in writing of the failure, except that if the failure cannot be cured within 30 days, there will not be an Event of Default if within the 30-day period the Tenant begins to cure the failure, and thereafter the Tenant proceeds diligently to cure it. Provided, however, there shall be no grace period for a failure to perform the duty imposed on the Tenant by Section 8.1.

              (c) The Tenant files or consents to the filing of any petition seeking debtor's relief or a petition seeking relief is filed against the Tenant under the laws of any state or of the United States.

              (d) The making by Tenant of any assignment or arrangement for the benefit of creditors.

              (e) The appointment of a Trustee or Receiver to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in the Lease.

              (f) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in the Lease.

              (g) Tenant's unauthorized assignment or subletting of the Premises.

              (h) Repeated legal action by Landlord against the Tenant during the term of this Lease.

              (i) Tenant abandons the Premises (failure to occupy and operate the Premises for fifteen consecutive days shall be deemed an abandonment).

         Section 18.2 If there is an Event of Default under this Lease (regardless of the pendency of any proceeding which has or might have the effect of preventing the Tenant from complying with the terms of this Lease), the Landlord may at any time while the situation which constitutes an Event of Default continues, exercise any one or more of the following remedies:

         (a) The Landlord may terminate this Lease by a notice in writing to the Tenant on a date (the "Early Termination Date") specified in the notice (which may be the date the notice is given), without any right by the Tenant to reinstate its rights by paying any rent or other sum which is due or otherwise curing the situation which constituted an Event of Default. On the Early Termination Date the term of this Lease will terminate as fully and with the same effect as if that were the last day of the term of this Lease, the Tenant shall immediately surrender possession of the Premises to the Landlord, the Tenant will have no further rights under this Lease, and the Landlord will immediately become entitled to receive damages from the Tenant equal to the difference between (i) the aggregate rent for the balance of the term (not including subsequent renewal periods), plus all other charges which are due and payable under this Lease by Tenant and (ii) the net proceeds of any reletting after deducting all of Landlord's expenses in connection with such reletting.

              In addition, upon termination of this Lease under this subsection, the Landlord will be entitled to recover from the Tenant (iii) any cost of repairing the Premises to the condition in which they are required to be kept under this Lease, less any insurance or other proceeds available to the Landlord for that purpose, (iv) all rent and other sums due up to the Early Termination Date, and (v) any reasonable costs, including, but not limited to reasonable attorneys' fees, incurred by the Landlord in recovering possession of the Premises.

              (b) With or without terminating this Lease, as the Landlord may elect, the Landlord may reenter and repossess the Premises and lease it to any other person upon such terns as the Landlord may deem reasonable, for a term or terms which may be longer or shorter than the term of this Lease. Any reletting with regard to periods prior to the termination of this Lease will be for the account of the Tenant. The Tenant will remain liable for

(i) all rent and other sums which would be payable under this Lease by the Tenant in the absence of the repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of the Tenant, after deducting all the Landlord's expenses in connection with the reletting (including, but not limited to, repossession costs, brokerage commissions, reasonable attorneys' fees and other legal expenses, employee expenses, reasonable alteration costs, and other expenses of preparation for reletting).

              (c) If any portion of the Premises is sublet or leased by the Tenant to others, during the continuance of the situation which constitutes the Event of Default, the Landlord may, as the Tenant's agent, collect rents due from any sub-tenant and apply those rents to the rent and other sums the Tenant is required to pay under this Lease, without in any way affecting the Tenant's remaining obligations under this Lease. This agency is being given for security and is hereby declared to be irrevocable.

         Section 18.3 If the Landlord terminates this Lease or relets the Premises as provided in subsections (a) and (b) of Section 18.2, the Landlord may remove the Tenant, all persons claiming under the Tenant, and their respective property, from the Premises, and upon thirty (30) days' written notice to the Tenant store that property in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant, without resort to legal process (which the Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any resulting loss, damage or injury. If after thirty (30) days, Tenant has failed to reclaim the personal property being stored by Landlord, Landlord shall have the right to sell such personal property and apply the proceeds to mitigate damages.

         Section 18.4 The Tenant waives, for itself and all persons claiming under or through it, all rights under present or future law to redeem any portion of the Premises or otherwise reinstate this Lease if the term of this Lease is terminated or not renewed under Article IV.

         Section 18.5 The remedies in this Article XVIII are intended to be cumulative, except that the remedy in Section 18.2(a) is exclusive of any other remedy. No remedy made available to the Landlord in this Article XVIII is intended to preclude the Landlord from using any other remedy provided in this Lease or by law.

         Section 18.6 No waiver by the Landlord of, or failure of the Landlord to seek a remedy for, any breach by the Tenant of any of its obligations under this Lease will be a waiver of any subsequent or continuing breach of that or any other obligation.

         Section 18.7 Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of reletting, or in a single or separate action, from time to time, as said loss of rents or damages shall accrue, or at Landlord's option, in a single proceeding deferred until the expiration a, the original term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the original date of expiration of said term).

         Section 18.8 Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

                                   ARTICLE XIX

                                 Right of Access

         Section 19.1 Landlord may, at any reasonable time or times, upon prior notice to Tenant (except in the event of an emergency, in which event no notice shall be required), after the Commencement Date, enter upon the Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of: (a) inspecting the same; (b) making such repairs, replacements or alterations which Landlord may be required to perform as herein provided or which it may deem desirable for the Premises; and (c) showing the Premises to prospective purchasers, lenders or lessees. Landlord hereby expressly reserves the right, exercisable at any time and from time to time, to erect, use, maintain and repair pipes, conduits, plumbing, vents, ducts and wires in, to, under and through the Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Andrea Tacchino Company Industrial Subdivision. During the last six (6) months of the term, the Landlord shall have the right to display one or more "For Rent" signs on or about the Premises.

                                   ARTICLE XX

                                   End of Term

         Section 20.1 Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, in the condition in which they are required to be kept under this Lease, and shall surrender to Landlord all keys to or for the Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Premises. Tenant, at its expense, shall promptly remove all personal property of Tenant, repair all damage to the Premises caused by such removal and restore the Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of the Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section shall survive the termination of this Lease.

         Section 20.2 If Tenant shall hold possession of the Premises after the expiration or termination of this Lease, at Landlord's option (a) Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month, at double the monthly basic rent and other charges in effect during the last Lease Year immediately preceding such holdover and otherwise subject to all of the terms and conditions of this Lease, or (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over. No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of rent or any other amounts owed to Landlord be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the rent or other amount owed or to pursue any other remedy provided in this Lease.

                                   ARTICLE XXI

                                  Miscellaneous

         Section 21.1 Except as otherwise expressly provided, whenever the approval or consent of the Landlord is required for any purpose under this Lease, that approval or consent may be given or withheld by Landlord in its sole and absolute discretion. Without limiting the foregoing, if any approval or consent is requested by either party, unless the consenting party notifies the requesting party within 60 days that it will not grant the approval or consent, the consenting party will be deemed to have given the approval or consent on the 61st day.

         Section 21.2 The Landlord and the Tenant each represents and warrants to the other that no person has acted as a broker or finder or in a similar capacity in connection with this Lease or the transaction embodied in it. The Landlord hereby indemnifies the Tenant, and the Tenant hereby indemnifies the Landlord against, and each of them agrees to hold the other harmless from, any liabilities, costs or expenses (including reasonable attorneys' fees) by reason of any claim for broker's, finder's or similar fees arising out of services allegedly performed for the indemnifying party.

         Section 21.3 The rights and privileges of the Landlord under this Lease will be cumulative, and no one of them will preclude the Landlord from taking advantage of any other of them, nor will they preclude the Landlord from taking advantage of any granted by law.

         Section 21.4 This Lease will be governed by, and construed under, the laws of the State of Nevada.

         Section 21.5 The captions of the Articles of this Lease are for convenience only and in no way affect the construction of the terms and conditions of this Lease.

         Section 21.6 The term "Landlord" as used in this Lease means the owner of the fee interest in the Premises.

         Section 21.7 All notices and other communications required or permitted to be given by the Landlord or the Tenant must be in writing and will be deemed given on the day when delivered in person or on the third business day after the day on which mailed from within the United States of America by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE LANDLORD:            Andrea Tacchino Company
                                         c/o Paul A. Ferrari
                                         1255 Manor Drive
                                         Reno, Nevada 89509

                                         Gordon H. DePaoli, Esq.
                                         P. O. Box 2311
                                         Reno, Nevada 89505

         IF TO THE TENANT:               Motor Cargo, Inc.
                                         P. O. Box 2351
                                         Salt Lake City, Utah 84110

         or to such other place as the Landlord or the Tenant may from time to time designate in a written notice to the other.

         Section 21.8 This Lease contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties, or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Lease or of any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

         Section 21.9 All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's guarantor, Tenant's sublessees, Tenant's assignees and Tenant's invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any such assignee or transferee by reason of this Section 21.8 unless such rights or benefits shall be expressly otherwise set forth in this Lease.

         Section 21.10 Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, nor any successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord to perform any term, covenant, or condition of this Lease applicable to Landlord. Tenant shall look solely to the equity of the then owner of the Premises in such property for the satisfaction of any remedies of the Tenant in the event of a breach by Landlord of any of its obligations hereunder.

         Section 21.11 Landlord hereunder shall have the right to freely assign this Lease without notice to or the consent of Tenant.

         Section 21.12 Tenant shall not impose any counterclaim or counterclaims in a summary proceeding or other action based on termination or holdover.

         Section 21.13 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 21.14 No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant, and no failure by Landlord to exercise any right or remedy available upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

         Section 21.15 Any amount due from Tenant to Landlord herein which is not paid when due shall bear interest at a rate equal to three percent (3%) in excess of the "prime rate" announced from time to time by First Interstate Bank of Nevada, N.A., from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         Section 21.16 Upon Landlord's written request from time to time, Tenant shall promptly furnish Landlord financial statements outlining Tenant's then current financial condition.

         Section 21.17 Except as expressly provided in this Lease, each requirement that a sum be paid or an act performed by a specified date is an essential term of this Lease.

         Section 21.18 Tenant shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force pertaining to the Premises, occasioned by or affecting the use thereof by Tenant.

         Section 21.19 If Landlord is delayed or prevented from performing any of its respective obligations during the term of this Lease because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or reasons of a like nature not the fault of Landlord, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the Landlord shall not be liable for losses or damages caused by such delays.

         Section 21.20 (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument.

              (b) Landlord may act under this Lease by its attorney or agent.

              (c) Wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein.

              (d) (1) Wherever appropriate herein, the singular includes the plural and the plural includes the singular, the neuter includes the masculine and feminine genders, and if there be more than one tenant, the obligations imposed upon the Tenant shall be joint and several.

                  (2) Whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to."

                  (3) The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

              (e) Anything in this Lease to the contrary notwithstanding:

                  (1) Any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and

                  (2) Any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law.

         Section 21.21 Neither this Lease nor any memorandum hereof may be recorded without the express written consent of Landlord.

         Section 21.22 In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover the fees of its attorneys, costs of experts, deposition costs and other costs of suit, in such action or proceeding, including costs of appeal, if any. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions contained herein, Tenant agrees to pay all such attorneys' fees, reasonably incurred.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease as of the day and year first above written.


                                       ANDREA TACCHINO COMPANY


                                       By:  /s/ Paul A. Ferrari
                                           --------------------------------
                                           Paul A. Ferrari
                                       Its:  President
                                           --------------------------------
                                                                   LANDLORD


                                       MOTOR CARGO, INC.


                                       By: /s/
                                           --------------------------------

                                       Its:
                                           --------------------------------
                                                                     TENANT

                                   EXHIBIT "A"


From the intersection of Sections 1 and 2, T 19N, R 19E, M.D.B.&M., and Sections 6 and 7, T 19N, R 20E, M.D.B.& M., S 0(degree)11'37" E, 341.45' thence to a curve to the right, (DELTA)=19(degree)17'19", R=655.14, L=220.55' along the northerly boundary of 4th Street; thence along the same northerly boundary of 4th Street S 76(degree)34'56" W 433.77' to the intersection of the centerline of Ferrari Street and the northerly boundary of 4th Street. Thence along the centerline of Ferrari Street S 13(degree)25'04" E 300.00' and hence on a curve to the left, (DELTA)=11(degree)32'12" R=200', L=40.27' to the intersection of the centerlines of Ferrari and E. Fifth Streets. Thence N 76(degree)34'56" E 524.39' along the centerline of E. Fifth Street. Thence N 0(degree)09'22" W, 256.28' along the westerly boundary of DePaoli Street to the true point of beginning.

From the true point of beginning S 89(degree)50'38" W 392.25' along the southerly property line to the intersection of the property line and the State Highway Department right-of-way. Thence along said State Highway Department right-of-way N 16(degree)41'58" E 58.42' to a series of three curves to the right, (DELTA)=15(degree)9'58", R=470', L=125.77';
(DELTA)=12(degree)26'05", R=470', L=102.00; (DELTA)=18(degree)12'45", R=470.00,
L=149.40', thence N 76(degree)09'11" E 1.79' to the southerly boundary of Tacchino Street. Thence, along Tacchino Street S 83(degree)27'29" E 96.45' to a curve to the right, (DELTA)=83(degree)18'07", R=20.00', L=29.08', ending on the westerly boundary of DePaoli Street. Thence along the westerly boundary of DePaoli Street S 0(degree)09'22" E 319.34' to the true point of beginning, encompassing an area of 62,871 ft.(2) +
                                      --

                          MEMORANDUM OF LEASE EXTENSION

This agreement made in triplicate the 28th day of November 1990, between;

William T. Selby, Joanne S. Karshner, Lloyd H. Selby, Elizabeth Bingham, Edward
F. Selby, William T. Selby Jr., John D. Selby and Virginia S. Kackert, herein referred to as lessors and;

Motor Cargo Inc., as Lessee.

The parties agree:

1) The persons herein named as Lessors are the present Owners of the real property in Pico Rivera California that is currently subject to a lease dated July 20, 1982 in which Transcon Lines, a Corporation, is named as Lessee. A true and correct copy of that lease is attached. That is certified to be a true, correct and complete copy of that lease. When in this agreement the lease is referred to it is that lease which is referred to

2) Transcon Lines the Lessee named in that lease has been declared bankrupt. A Trustee, Leonard L. Gumport has been appointed by the United States Bankruptcy Court for the Central District of California. The Trustee has assumed the lease and has assigned it to Motor Cargo Inc., the party named as Lessee in this agreement.

3) The Lessors have consented to that assumption and assignment.

4) By this agreement Motor Cargo Inc. agrees to assume the lease and to honor and comply with all of the terms and conditions therein contained. Motor Cargo Inc. also agrees to pay to Selby Rivera account, in addition to the rents, the sum of Seventy Five Thousand Dollars ($75,000.00) to be paid immediately.

5) The Lessors agree that upon the assumption of the lease and the payment of the Seventy Five Thousand Dollars ($75,000.00) the lease will be extended for a five year period commencing January 1, 1994 and expiring on December 31, 1998 on the same terms and conditions contained therein for the original term except that the rent to be paid as set forth in paragraph four of the lease shall during each month of the extended term be increased to Forty Thousand Dollars ($40,000.00) per month to be paid by the lessee Motor Cargo Inc.

In Witness whereof said Lessors have hereunto subscribed their names and the Lessee has caused its corporate name and seal to be hereunto affixed by its officers thereunto duly authorized who have signed the document on behalf of the corporation.

                                     OWNERS:



   /s/ William T. Selby                        /s/ Edward F. Selby
   -------------------------------             ----------------------------
       William T. Selby                            Edward F. Selby




   /s/ Joanne Selby Karshner                   /s/ William T. Selby Jr.
   -------------------------------             ----------------------------
       Joanne Selby Karshner                       William T. Selby Jr.



   /s/ Lloyd H. Selby                          /s/ John D. Selby
   -------------------------------             ----------------------------
       Lloyd H. Selby                              John D. Selby



   /s/ Elizabeth Bingham                       /s/ Virginia Selby Kackert
   -------------------------------             ----------------------------
       Elizabeth Bingham                           Virginia Selby Kackert


                            LESSEE: MOTOR CARGO INC.


By: /s/                                        By: /s/
   -------------------------------             ----------------------------
             President                                   Secretary

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF VENTURA    )

On August 29, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared WILLIAM T. SELBY, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                                /s/ Barbara L. Saunders
                                                -------------------------
                                                      Notary Public
(Official Seal)
Barbara L. Saunders
Notary Public - California
Ventura County
My Comm. Expires Feb. 22, 1991

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF            )

On September 7, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared JOANNE SELBY KARSHNER, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Samuel C. Vaughn
                                      --------------------------
                                           Notary Public
(Official Seal)
Samuel C. Vaughn
Notary Public - California
Contra Costa County
My Comm. Expires Dec. 18, 1991


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF            )

On September 7, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared LLOYD HALL SELBY, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Samuel C. Vaughn
                                      --------------------------
                                           Notary Public
(Official Seal)
Samuel C. Vaughn
Notary Public - California
Contra Costa County
My Comm. Expires Dec. 18, 1991


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF            )

On September 7, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared ELIZABETH BINGHAM, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Samuel C. Vaughn
                                      --------------------------
                                           Notary Public
(Official Seal)
Samuel C. Vaughn
Notary Public - California
Contra Costa County
My Comm. Expires Dec. 18, 1991


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF VENTURA    )

On August 29, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD F. SELBY, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Barbara L. Saunders
                                      -----------------------------
                                            Notary Public
(Official Seal)
Barbara L. Saunders
Notary Public - California
Ventura County
My Comm. Expires Feb. 22, 1991


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF ALAMEDA    )

On August 31, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared WILLIAM T. SELBY JR., known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Janet H. Johnson
                                      -------------------------------
                                             Notary Public

(Official Seal)
Janet H. Johnson
Notary Public - California
Alameda County
My Comm. Expires Oct. 20, 1993


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF ALAMEDA    )

On August 29, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared WILLIAM T. SELBY, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Barbara L. Saunders
                                      -----------------------------
                                            Notary Public
(Official Seal)
Barbara L. Saunders
Notary Public - California
Ventura County
My Comm. Expires Feb. 22, 1991


STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF            )

On August 29, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN D. SELBY, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Barbara L. Saunders
                                      -----------------------------
                                            Notary Public
(Official Seal)
Barbara L. Saunders
Notary Public - California
Ventura County
My Comm. Expires Feb. 22, 1991

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF BUTTE      )

On Sept. 10, 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared VIRGINIA SELBY KACKERT, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


                                       /s/ Celeste F. Riner
                                     ----------------------------
                                            Notary Public
(Official Seal)
Celeste F. Riner
Notary Public - California
Butte County
My Comm. Expires Jan. 7, 1991